EXHIBIT 10.2

OPERATING AGREEMENT

This Operating Agreement (this “ Agreement ”) is dated May 12, 2017, and is entered into between Green Vision Biotechnology Corp., a corporation incorporated in the State of Nevada, the United States, with an address of 1255 W. Rio Salado Parkway, Suite 215, Tempe, AZ, 85281 (“Party A”), Able Lead Holdings Limited, with a registered address of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Party B”), and Lutu International Biotechnology Limited, a limited company incorporated in the Cayman Islands with a registered address of P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands (“Party C”). Party A, Party B and Party C are hereunder collectively called “the Parties”.

RECITALS

1.	Party A, a corporation incorporated in the State of Nevada, the United States, has the expertise in the business of agricultural biotechnology;

2.	Party B, a limited company incorporated in the British Virgin Islands, owns 89% of the equity interests of Party C;

3.	Party C, a limited company incorporated in the Cayman Islands, directly controls it subsidiaries to engage in manufacture, processing and sales of bio-fertilizers in the People’s Republic of China (the “Business”);

4.	Party A has established a business relationship with Party C by entering into the “Consulting Services Agreement” by and between Party A and Party C dated May 12, 2017 (hereinafter referred to as the “Consulting Services Agreement”);

5.	Pursuant to the above-mentioned Consulting Services Agreement between Party A and Party C, Party C shall pay a certain amount of money to Party A.

6.	The Parties are entering into this Agreement to clarify matters in connection with Party C’s operations.

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1

1.

Party A agrees, subject to compliance of the relevant provisions of this Agreement by Party C, as the guarantor for Party C in the contracts, agreements or transactions in connection with Party C’s operation between Party C and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party C until the termination of this Agreement.

2.

In consideration of the requirement of Article 1 herein and assuring the performance of the various operation agreements between Party A and Party C and the payment of the payables accounts by Party C to Party A, Party C together with its shareholder Party B hereby jointly agree that Party C shall not, and Party B and Party C shall take all necessary action to ensure that Party C shall not, conduct any transaction which may materially affect its assets, obligations, rights or the operations of Party C (excluding the business contracts, agreements, sale or purchase of assets during Party C’s regular operation and the lien obtained by relevant counter parties due to such agreements) unless Party B and Party C obtain the prior written consent of Party A specifically approving such actions, including but not limited to the following actions which require the prior written consent of Party A:

2.1	To borrow money from any third party or assume any debt;

2.2	To sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

2.3	To provide any guarantees to any third parties using its assets or intellectual property rights;

2.4	To amend, terminate or assign to any third party any of Party C’s material contracts;

2.5	To create any pledge or encumbrance on any of its assets; and

2.6	To enter into any transactions outside the ordinary course of Party C.

3.

In order to ensure the performance of the various operation agreements between Party A and Party C and the payment of the various payables by Party C to Party A, Party C together with Party B hereby jointly agree to accept, from time to time, advice regarding corporate policy provided by Party A in connection with Party C’s daily operations, financial management and the employment and dismissal of Party C’s employees.

2

4.

Party B and Party C hereby jointly agree that Party B shall appoint the persons designated by Party A from time to time as the directors of Party C, and Party C shall appoint Party A’s senior managers as Party C’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party C and Party C shall appoint other senior officers of Party A recommended by Party A to take such position. The persons recommended by Party A in accordance with this section should have the qualifications of a director, General Manager, Chief Financial Officer, and/or other senior officers pursuant to applicable law. Party A shall have the absolute discretion to change its appointees in the directors and other senior officers of Party C. Party B and Party C shall take all necessary actions to effect the change by Party A.

5.

Party C together with Party B hereby jointly agree and confirm that Party C shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party C on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party C immediately and Party C shall seek a guarantee from other third party.

6.

Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

7.

If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Laws and without affecting other clauses hereof in any way.

8.

Neither Party B nor Party C shall assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B or Party C will be required.

9.

All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive whether this Agreement is voided, amended, cancelled, terminated or unable to be performed.

3

10.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

11.

In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the parties hereto shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of 60 days, then, upon notice by either party to the other, all disputes, claims, questions, or differences shall be finally settled by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

12.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

13.

The parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matter herein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings pertaining to the matters herein.

14.

The term of this agreement is five (5) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual consultation.

4

15.

This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, neither Pary B nor Party C shall terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a seven (7) days prior written notice to Party B and Party C.

16.

Unless otherwise expressly agreed in writing by the Parties, this Agreement shall automatically be terminated upon either the termination of the Consulting Services Agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Lutu International Biotechnology Limited, the Voting Rights Proxy Agreement dated May 12, 2017, by and among Green Vision Biotechnology Corp., Able Lead Holdings Limited, and Lutu International Biotechnology Limited or the Share Exchange Agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Able Lead Holdings Limited.

17.	This Agreement has been executed in four (4) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

[SIGNATURE PAGE FOLLOWS]

5

[Signature Page]

IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:	Green Vision Biotechnology Corp.
Legal/Authorized Representative:

/s/ Ma Wai Kin
	Name:	Ma Wai Kin
	Title:	President

PARTY B:	Able Lead Holdings Limited
Legal/Authorized Representative:

/s/ Leung Kwong Tak
	Name:	LEUNG Kwong Tak
	Title:	Director

PARTY C:	Lutu International Biotechnology Limited
Legal/ Authorized Representative

/s/ Leung Kwong Tak
	Name:	LEUNG Kwong Tak
	Title:	Director

6